Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Object Design, Inc. on Form S-8 (files no. 333-14741, 333-31521, and 333-66219)
of our reports dated February 11, 1999, on our audits of the Consolidated Financial Statements and Financial Statement Schedule of Object Design, Inc. as of December 31, 1998 and 1997 and for each of the three years ended December 31, 1998, 1997, and 1996 which reports are included in this Annual Report on Form 10-K.





                                                  /s/ PricewaterhouseCoopers LLP
                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 1999